Promissory Note

$50,000.00 July 29, 2021

FOR VALUE RECEIVED, SUNDANCE STRATEGIES, INC., a Nevada Corporation ("Sundance") promises to pay to Radiant Life LLC (collectively "Lender"), the principal sum of $50,000.00, to be calculated at 8% per annum for twelve months. Interest will be calculated from the date funds are received by Sundance Strategies. Sundance agrees to provide the lender 50,000 warrants for Sundance Strategies, Inc. shares at an exercise price of $2.00 per share. These warrants will have a 5 year available exercise window from the date of this note. Sundance will have no obligation to register these shares. There is no penalty for prepayment of this note.

Payment shall be in lawful money of the United States of America and in immediately available funds. Payment shall be made at such address as Lender may direct Sundance in writing from time to time. All payments shall be applied first to accrued and unpaid interest and then to the principal balance outstanding. Upon any default of this Note by Sundance, Lender may exercise any and all rights afforded to Lender by contract and law. Sundance agrees to re-pay this note in full upon the closing of the first bond currently being offered by US Capital Global Securities.

Sundance waives presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note.

If any legal action is initiated with regard to this Note, including but not limited to any action to enforce or interpret the terms hereof, the prevailing party in such litigation shall be entitled to the recovery of all costs, including attorney fees, incurred in the legal action and any appeal thereof, whether or not formal legal action is filed or prosecuted to judgment. This Note may not be modified or amended except in a writing signed by the parties. This Note shall be governed by the laws of the State of Utah.

SUNDANCE STRATEGIES, INC.

LENDER

Kraig T. Higginson, Chief Executive Officer

Randall F. Pearson, It's President

Radiant Life LLC, manager
Mitch Burton

Sundance Wiring Instructions
Wells Fargo Bank
77 N. State St., Orem, Utah 84057
ABA # 121000248
Account # 5791300626